EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 relating to the Cape Bancorp, Inc. 2008 Equity Incentive Plan, the Colonial Financial Services, Inc. 2011 Equity Incentive Plan and the Cape Bank Employees’ Savings & Profit-Sharing Plan (File #333-209590).

2.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2011 Stock Incentive Plan (File #333-177243).

3.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2006 Stock Incentive Plan (File #333-141746).

4.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 2000 Stock Option Plan (File #333-42088).

5.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 1997 Incentive Plan (File #333-34143).

6.	Registration Statement on Form S-8 relating to the OceanFirst Financial Corp. 401(k) Plan (File #333-34145).

of our report dated March 15, 2016, relating to the consolidated financial statements of Cape Bancorp, Inc. and the effectiveness of internal control over financial reporting of Cape Bancorp, Inc., which appears in the Annual Report on Form 10-K of Cape Bancorp, Inc. for the year ended December 31, 2015, which is incorporated by reference in this Current Report (Form 8-K/A), dated July 15, 2016.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

July 15, 2016